UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2020

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 3, 2020, the Procaccianti Hotel REIT, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”), at which its stockholders were asked to consider and vote on (1) a proposal to amend the Company’s charter (the “Charter”) in order to increase the rate at which cash distributions on shares of Class K common stock, par value $0.01 per share (“K Shares”), shares of Class K-I common stock, par value $0.01 per share (“K-I Shares”), and shares of Class K-T common stock, par value $0.01 per share (“Class K-T Shares”), automatically accrue under the Charter from 6% to 7% per annum of the K Share Distribution Base (as defined in the Charter) of such K Share, K-I Share Distribution Base (as defined in the Charter) of such K-I Share and K-T Share Distribution Base (as defined in the Charter) of such K-T Share, respectively (as defined herein). Pursuant to the Charter, the K-I Share Distribution Base is equal to $10.00 per K-I Share, the K Share Distribution Base is equal to $10.00 per K Share, and the K-T Share Distribution Base is equal $10.00 per K-T Share, each subject to reduction due to any special distributions of excess cash from net sales proceeds that the board of directors of the Company (the “Board”) may authorize the Company to pay (“Proposal 1A”), and (2) a proposal to amend the Charter in order to increase the maximum rate at which distributions on shares of Class A common stock (“A Shares”) may be authorized by the Board and declared by the Company from 6% to 7% of the stated value of an A Share ($10.00) from income and cash flow from ordinary operations on a cumulative basis (“Proposal 1B”).

The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement/prospectus and related materials pertaining to the Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the Special Meeting.

At the Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of approximately 1,906,673.55 shares of the Company’s common stock, representing approximately 52.27% of the total number of 3,647,647 shares of the Company’s common stock issued and outstanding as of December 17, 2019, the record date for the Special Meeting, and entitled to vote at the Special Meeting.

The final results of the following matters voted on at the Special Meeting are set forth below.

	For	Against	Abstain
Approval of Proposal 1A	1,874,091.08	0	32,582.47
Approval of Proposal 1B	1,873,091.08	0	33,582.47

Accordingly, the Company's stockholders approved Proposal 1A and 1B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: March 3, 2020	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer